Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2009 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS
     KILGORE, Texas, March 4, 2010/Globe Newswire/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the fourth quarter and year ended December 31, 2009.
     MMLP reported net income for the fourth quarter of 2009 of $2.0 million, or $0.15 per limited partner unit. This compared to net income for the fourth quarter of 2008 of $17.0 million, or $1.08 per limited partner unit. Revenues for the fourth quarter of 2009 were $200.9 million compared to $236.1 million for the fourth quarter of 2008. Fourth quarter 2009 net income was negatively impacted by a $0.2 million, or $0.01 per limited partner unit, non-cash derivatives loss from certain commodity and interest rate hedges that did not qualify for hedge accounting. Fourth quarter 2008 net income was positively impacted by a $0.8 million, or $0.06 per limited partner unit, non-cash derivatives gain from certain commodity and interest rate hedges that did not qualify for hedge accounting.
     MMLP reported net income for the year ended December 31, 2009 of $22.2 million, or $1.17 per limited partner unit. This compared to net income for the year ended December 31, 2008 of $43.6 million, or $2.72 per limited partner unit. Revenues for the year ended December 31, 2009 were $662.3 million, compared to revenues of $1.2 billion for the year ended December 31, 2008. Net income for the year ended December 31, 2009 was negatively impacted by $2.5 million, or $0.15 per limited partner unit, of non-cash derivatives losses from certain commodity and interest rate hedges that did not qualify for hedge accounting. Net income for the year ended December 31, 2009 was positively impacted by $6.0 million, or $0.41 per limited partner unit, of gains from the sale of property, plant and equipment ($5.0 million) and on the involuntary conversion of property, plant and equipment ($1.0 million) resulting from Hurricanes Gustav and Ike. Net income for the year ended December 31, 2008 was positively impacted by $2.3 million, or $0.16 per limited partner unit, of non-cash derivatives gains from certain commodity and interest rate hedges that did not qualify for hedge accounting. Additionally net income for the year ended December 31, 2008 was negatively impacted by $1.5 million, or $0.10 per limited partner unit, from losses in excess of insurance reimbursements resulting from Hurricanes Gustav and Ike.
     The Partnership’s distributable cash flow for the three months ended December 31, 2009 was $10.3 million and for the year ended December 31, 2009 was $55.7 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     Due to FASB ASC 850, the Partnership is required to account for the Cross Oil asset contribution as a transfer of net assets between entities under common control. As such, the revenues, earnings and distributable cash flow data set forth above and elsewhere herein require adjustment to be viewed on a comparable year over year basis. Before giving effect to the Cross transaction, revenue for the year ended December 31, 2009 would have been $633.8 million, compared to revenues of $1.2 billion for the year ended December 31, 2008. Additionally, net income for the year ended December 31, 2009 would have been $20.5 million compared to net income of $42.8 million for the year ended December 31, 2008. Finally, distributable cash flow for the year ended December 31, 2009 would have been $49.4 million. For a more detailed reconciliation of the Cross asset acquisition, please refer to Item 6. Selected Financial Data in our Form 10-K filed with the SEC on March 4, 2010.
     Included with this press release are MMLP’s consolidated financial statements as of and for the quarter and year ended December 31, 2009 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2010.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “For the year ended 2009, we are pleased with the Partnership’s operational results and our position for continued future growth. Our distributable cash flow was $49.4 million, before giving effect to the Cross transaction, giving us a distribution coverage ratio of 1.04 times. Although we strive for higher coverage, this level was acceptable due to the diverse nature of our operating segments. Our marine transportation and natural gas services segments both experienced softness throughout most of the year. In contrast, our sulfur services division showed strong performance, specifically from its fertilizer business. Finally, our largest segment, terminalling and storage, generated its usual steady and consistent cash flow.
     Last November, we completed the acquisition of the Cross lube processing assets from the owner of our General Partner, Martin Resource Management Corp. With that transaction, your partnership added approximately $10-$12 million of fee-based cash flow to its terminalling and storage segment. This significant enhancement to the Partnership follows our strategic plan to grow our fee-based cash flow. With the addition of Cross, we estimate that approximately 65% of our 2010 cash flow will come from fee-based contracts. This supports our continued ability to pay distributions to our unitholders. Also in the fourth quarter, we sold $20 million in common units to our Martin Resource Management. This important equity infusion not only provided additional liquidity, it also assisted the Partnership in the successfully refinancing and upsizing of its credit facilities to $336.4 million.
     Looking ahead, I am pleased to report that the Partnership’s liquidity position is substantially improved from where we were one year ago. Further, thus far in 2010, we have issued additional common units raising approximately $51.7 million in net proceeds and increased our credit facilities to $350.0 million. Our improved liquidity and strengthened balance sheet better position the Partnership for strategic growth. Looking ahead, we are excited about the opportunities that an improved balance sheet will provide. This includes the development of new organic growth projects and potential acquisitions.”
Investors’ Conference Call
     An investor’s conference call to review the fourth quarter and year end results will be held on Friday, March 5, 2010, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (800) 642-1687 from 10:30 a.m. Central Time on March 5, 2010 through 11:59 p.m. Central Time on March 12, 2010. The access codes for the conference call and the audio replay are as follows: Conference ID No. 59938853. The audio replay of the conference call will also be archived on the Partnership’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; sulfur and sulfur-based products processing, manufacturing, and distribution; and marine transportation services for petroleum products and by-products.
     Additional information concerning the Partnership is available on the Partnership’s website at www.martinmidstream.com.

Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with United States generally accepted accounting principles (GAAP). However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because MMLP’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with GAAP in the United States. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Partnership has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in statements of operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in statements of cash flows), less deferred income taxes (as reported in statements of cash flows), plus distribution equivalents from unconsolidated entities (as described below), plus invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in statements of operations), less non-cash mark-to-market on derivatives (as reported in statements of cash flows, less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Annual Report on Form 10-K filed with the SEC on March 4, 2010), less gain on disposition or sale of property, plant and equipment (as reported in statements of cash flows), less gain on involuntary conversion of property, plant and equipment (as reported in statements of cash flows), plus (less) unit-based compensation (as reported in statements of changes in capital).
     MMLP’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in statements of cash flows), plus return of investments from unconsolidated entities (as reported in statements of cash flows), plus distributions in-kind from unconsolidated entities (as reported in statements of cash flows).

     MMLP’s invested cash in unconsolidated entities is calculated as distributions from (contributions to) unconsolidated entities for operations (as reported in statements of cash flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Annual Report on Form 10-K filed with the SEC on March 4, 2010).
     Contacts: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Partnership’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008 [1]
	(Dollars in thousands)
Assets

Cash	$5,956	$7,983
Accounts and other receivables, less allowance for doubtful accounts of $1,025 and $481, respectively	77,413	68,168
Product exchange receivables	4,132	6,924
Inventories	35,510	42,754
Due from affiliates	3,051	555
Fair value of derivatives	1,872	3,623
Other current assets	1,340	3,418

Total current assets	129,274	133,425

Property, plant and equipment, at cost	584,036	576,608
Accumulated depreciation	(162,121)	(130,976)

Property, plant and equipment, net	421,915	445,632

Goodwill	37,268	37,405
Investment in unconsolidated entities	80,582	79,843
Fair value of derivatives	—	1,469
Other assets, net	16,900	8,548

	$685,939	$706,322

Liabilities and Partners’ Capital

Current installments of lease obligations	$111	$—
Trade and other accounts payable	71,911	94,146
Product exchange payables	7,986	10,924
Due to affiliates	13,810	23,085
Income taxes payable	454	414
Fair value of derivatives	7,227	6,478
Other accrued liabilities	5,000	6,428

Total current liabilities	106,499	141,475

Long-term debt and capital leases, less current maturities	304,372	295,000
Deferred income taxes	8,628	17,499
Fair value of derivatives	—	4,302
Other long-term obligations	1,489	1,667

Total liabilities	420,988	459,943

Partners’ capital	267,027	251,314
Accumulated other comprehensive loss	(2,076)	(4,935)

Total partners’ capital	264,951	246,379

Commitments and contingencies
	$685,939	$706,322

[1]	Financial information for 2008 has been revised to include balances attributable to the Cross assets acquired in November 2009.
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2010.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009[1]	2008[1]	2007[1]
	(Dollars in thousands, except per unit amounts)
Terminalling and storage *	$69,710	$68,552	$67,905
Marine transportation *	68,480	76,349	59,579
Product sales: *
Natural gas services	408,982	679,375	515,992
Sulfur services	79,629	371,949	131,326
Terminalling and storage	35,584	50,219	29,525

	524,195	1,101,543	676,843

Total revenues	662,385	1,246,444	804,327

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	382,542	657,662	495,641
Sulfur services *	43,386	313,143	97,577
Terminalling and storage	31,331	42,721	25,471

	457,259	1,013,526	618,689
Expenses:
Operating expenses *	117,438	126,808	104,165
Selling, general and administrative *	19,775	19,062	13,918
Depreciation and amortization	39,506	34,893	26,323

Total costs and expenses	633,978	1,194,289	763,095

Other operating income	6,013	209	703

Operating income	34,420	52,364	41,935

Other income (expense):
Equity in earnings of unconsolidated entities	7,044	13,224	10,941
Interest expense	(18,995)	(21,433)	(15,125)
Other, net	326	801	405

Total other income (expense)	(11,625)	(7,408)	(3,779)

Net income before taxes	22,795	44,956	38,156
Income tax benefit (expense)	(592)	(1,398)	(5,595)

Net income	$22,203	$43,558	$32,561

General partner’s interest in net income[2]	$3,249	$3,301	$1,564

Limited partners’ interest in net income[2]	$17,179	$39,509	$23,375

Net income per limited partner unit — basic and diluted	$1.17	$2.72	$1.67
Weighted average limited partner units — basic	14,680,807	14,529,826	14,018,799
Weighted average limited partner units — diluted	14,684,775	14,534,722	14,022,545

[1]	Financial information for 2007, 2008 and for the period January 1, 2009 through November 24, 2009 has been revised to include results attributable to the Cross assets acquired in November 2009.

[2]	General and limited partner’s interest in net income includes net income attributable to the Cross assets since the date of the acquisition noted above.
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2010.
*	Related Party Transactions Included Above

Revenues:
Terminalling and storage	$19,998	$18,362	$11,816
Marine transportation	19,370	24,956	23,729
Product Sales	5,838	26,704	7,577
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	56,914	92,322	62,686
Sulfur services	12,583	13,282	13,992
Expenses:
Operating expenses	37,284	37,661	28,991
Selling, general and administrative	7,162	6,284	4,089

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL
For the years ended December 31, 2009 1, 2008 1 and 2007 1

	Partners’ Capital						Accumulated
						General	Comprehensive
	Parent Net	Common		Subordinated		Partner	Income
	Investment[1]	Units	Amount	Units	Amount	Amount	Amount	Total
	(Dollars in thousands)
Balances – December 31, 2006	$3,295	10,603,808	$201,426	2,552,018	$(6,224)	$3,201	$122	$201,820

Net Income	7,622	—	19,781	—	3,594	1,564	—	32,561

Follow-on public offering	—	1,380,000	55,933	—	—	—	—	55,933

General partner contribution	—	—	—	—	—	1,192	—	1,192

Conversion of subordinated units to common units	—	850,672	(3,243)	(850,672)	3,243	—	—	—

Unit-based compensation	—	3,000	46	—	—	—	—	46

Cash distributions ($2.60 per unit)	—	—	(29,423)	—	(6,635)	(1,845)	—	(37,903)

Commodity hedging gains reclassified to earnings	—	—	—	—	—	—	478	478

Adjustment in fair value of derivatives	—	—	—	—	—	—	(7,362)	(7,362)

Balances – December 31, 2007	$10,917	12,837,480	$244,520	1,701,346	$(6,022)	$4,112	$(6,762)	$246,765

Net Income	748	—	34,978	—	4,531	3,301	—	43,558

Cash distributions ($2.91 per unit)	—	—	(37,357)	—	(4,951)	(3,409)	—	(45,717)

Conversion of subordinated units to common units	—	850,672	(2,754)	(850,672)	2,754	—	—	—

Unit-based compensation	—	3,000	39	—	—	—	—	39

Purchase of treasury units	—	(3,000)	(93)	—	—	—	—	(93)

Adjustment in fair value of derivatives	—	—	—	—	—	—	1,827	1,827

Balances – December 31, 2008	$11,665	13,688,152	$239,333	850,674	$(3,688)	$4,004	$(4,935)	$246,379

Net Income	1,664	—	16,310	—	980	3,249	—	22,203

General partner contribution	—	—	—	—	—	1,324	—	1,324

Units issued in connection with Cross acquisition		804,721	16,523	889,444	16,434	—	—	32,957

Recognition of beneficial conversion feature	—	—	(111)	—	111	—	—	—

Issuance of common units	—	714,285	20,000	—	—	—	—	20,000

Cash distributions ($3.00 per unit)	—	—	(41,064)	—	(2,552)	(3,846)	—	(47,462)

Conversion of subordinated units to common units	—	850,674	(5,328)	(850,674)	5,328	—	—	—

Unit-based compensation	—	3,000	98	—	—	—	—	98

Purchase of treasury units	—	(3,000)	(78)	—	—	—	—	(78)

Distributions to parent	(13,329)	—	—	—	—	—	—	(13,329)

Adjustment in fair value of derivatives	—	—	—	—	—	—	2,859	2,859

Balances – December 31, 2009	$—	16,057,832	$245,683	889,444	$16,613	$4,731	$(2,076)	$264,951

[1]	Financial information for 2007, 2008 and for the period January 1, 2009 through November 24, 2009 has been revised to include results attributable to the Cross assets acquired in November 2009.
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2010.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)

	Year Ended December 31,
	2009 [1]	2008[1]	2007 [1]
	(Dollars in thousands)
Net income	$22,203	$43,558	$32,561

Changes in fair values of commodity cash flow hedges	14	4,219	(3,569)
Commodity cash flow hedging (gains) losses reclassified to earnings	(2,646)	3,043	478
Changes in fair value of interest rate cash flow hedges	(1,854)	(5,435)	(3,793)
Interest rate cash flow hedging losses reclassified to earnings	7,345	—	—

Comprehensive income	$25,062	$45,385	$25,677

[1]	Financial information for 2007, 2008 and for the period January 1, 2009 through November 24, 2009 has been revised to include results attributable to the Cross assets acquired in November 2009.
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2010.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009 [1]	2008 [1]	2007 [1]
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$22,203	$43,558	$32,561
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,506	34,895	26,322
Amortization of deferred debt issue costs	1,689	1,120	1,233
Deferred income taxes	294	2,442	680
Gain on disposition or sale of property, plant, and equipment	(4,996)	(131)	(484)
Gain on involuntary conversion of property, plant, and equipment	(1,017)	(65)	—
Equity in earnings of unconsolidated entities	(7,044)	(13,224)	(10,941)
Distributions from unconsolidated entities	650	500	1,523
Distribution in-kind from unconsolidated entities	5,826	9,725	9,337
Non-cash mark-to-market on derivatives	2,526	(2,327)	3,904
Other	98	39	47
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(10,471)	19,753	(26,992)
Product exchange receivables	2,792	3,988	(3,422)
Inventories	7,135	9,398	(18,651)
Due from affiliates	1,560	1,770	(995)
Other current assets	2,461	(992)	(1,241)
Trade and other accounts payable	(15,874)	(14,904)	46,119
Product exchange payables	(2,938)	(13,629)	9,817
Due to affiliates	4,133	5,966	(5,583)
Income taxes payable	569	(453)	(1,225)
Other accrued liabilities	871	101	793
Change in other non-current assets and liabilities	(2,381)	(1,190)	(1,593)

Net cash provided by operating activities	47,592	86,340	61,209

Cash flows from investing activities:
Payments for property, plant, and equipment	(35,846)	(101,450)	(85,359)
Acquisitions, net of cash acquired	(327)	(5,983)	(41,271)
Proceeds from sale of property, plant, and equipment	19,445	463	1,293
Insurance proceeds from involuntary conversion of property, plant and equipment	2,224	1,503	—
Return of investments from unconsolidated entities	877	1,225	1,952
Distributions from (contributions to) unconsolidated entities for operations	(1,048)	(2,379)	(6,910)

Net cash used in investing activities	(14,675)	(106,621)	(130,295)

Cash flows from financing activities:
Payments of long-term debt	(431,982)	(257,191)	(169,024)
Proceeds from long-term debt	433,700	327,170	219,950
Net proceeds from follow on public offering	—	—	55,933
General partner contribution	1,324	—	1,192
Purchase of treasury units	(78)	(93)	—
Proceeds from issuance of common units	20,000	—	—
Payments of debt issuance costs	(10,446)	(18)	(252)
Cash distributions paid	(47,462)	(45,717)	(37,903)

Net cash provided by (used in) financing activities	(34,944)	24,151	69,896

Net increase(decrease) in cash	(2,027)	3,870	810
Cash at beginning of period	7,983	4,113	3,303

Cash at end of period	$5,956	$7,983	$4,113

Supplemental schedule of non-cash investing and financing activities:
Purchase of assets under capital lease obligations	$7,764	$—	$—

Issuance of common and subordinated units in connection with Cross acquisition	$32,957	$—	$—

[1]	Financial information for 2007, 2008 and for the period January 1, 2009 through November 24, 2009 has been revised to include results attributable to the Cross assets acquired in November 2009.
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2010.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	4th Quarter	4th Quarter
	2009 [1]	2008 [1]
	(Dollars in thousands, except
	per unit amounts)
	(Unaudited)
Revenues:
Terminalling and storage	$16,039	$17,407
Marine transportation	19,258	20,521
Product sales:
Natural gas services	140,233	102,058
Sulfur	18,600	82,421
Terminalling and storage	6,731	13,693

	165,564	198,172

Total revenues	200,861	236,100

Costs and expenses:
Cost of products sold:
Natural gas services	133,849	95,492
Sulfur	8,644	59,680
Terminalling and storage	5,773	11,500

	148,266	166,672

Expenses:
Operating expenses	32,790	31,379
Selling, general and administrative	6,023	6,944
Depreciation and amortization	10,250	9,580

Total costs and expenses	197,329	214,575

Other operating income (loss)	962	66

Operating income	4,494	21,591

Other income (expense):
Equity in earnings of unconsolidated entities	1,817	1,839
Interest expense	(5,408)	(6,416)
Other, net	(19)	323

Total other income (expense)	(3,612)	(4,252)

Income tax expense (benefit)	(1,072)	309

Net income	$1,956	$17,028

General partner’s interest in net income	$774	$1,044
Limited partners’ interest in net income	$2,342	$15,685
Net income per limited partner unit — basic and diluted.	$0.15	$1.08
Weighted average limited partner units	15,149,731	14,538,826

[1]	Financial information for 2007, 2008 and for the period January 1, 2009 through November 24, 2009 has been revised to include results attributable to the Cross assets acquired in November 2009.

[2]	General and limited partner’s interest in net income includes net income of the Cross assets since the date of the acquisition.
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2010.

DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

	Three Months Ended			Year Ended
	December 31, 2009[4]			December 31, 2009[4]
	Historical			Historical
	Martin			Martin
	Midstream	Cross Assets		Midstream	Cross Assets
	Partners LP	Results	Revised Total	Partners LP	Results	Revised Total
Net income	$3,227	$(1,271)	$1,956	$20,539	$1,664	$22,203
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	9,486	764	10,250	35,143	4,363	39,506
Amortization of deferred debt issue costs	847	—	847	1,689	—	1,689
Deferred income taxes	20	(1,543)	(1,523)	90	204	294
Distribution equivalents from unconsolidated entities[1]	2,053	—	2,053	7,353	—	7,353
Invested cash in unconsolidated entities[2]	210	—	210	2,712	—	2,712
Equity in earnings of unconsolidated entities	(1,817)	—	(1,817)	(7,044)	—	(7,044)
Non-cash mark-to-market on derivatives	194	—	194	2,526	—	2,526
Maintenance capital expenditures[3]	(849)	(62)	(911)	(7,531)	(69)	(7,600)
Gain on disposition or sale of property, plant and equipment	55	—	55	(5,143)	147	(4,996)
Gain on involuntary conversion of property, plant and equipment	(1,017)	—	(1,017)	(1,017)	—	(1,017)
Unit based compensation	39	—	39	98	—	98

Distributable cash flow	$12,448	$(2,112)	$10,336	$49,415	$6,309	$55,724

	Three Months
	Ended	Year Ended
	December 31,	December 31,
	2009	2009
[1]Distribution equivalents from unconsolidated entities:
Distributions from unconsolidated entities	$—	$650
Return of investments from unconsolidated entities	217	877
Distributions in-kind from unconsolidated entities	1,836	5,826

Distribution equivalents from unconsolidated entities	$2,053	$7,353

[2]Invested cash in unconsolidated entities::
Distributions from (contributions to) unconsolidated entities for operations	$(215)	$(1,048)
Expansion capital expenditures in unconsolidated entities	425	3,760

Invested cash in unconsolidated entities	$210	$2,712

[3]	Maintenance capital expenditures exclude hurricane-related maintenance capital expenditures.

[4]	Financial information for 2007, 2008 and for the period January 1, 2009 through November 24, 2009 has been revised to include results attributable to the Cross assets acquired by MMLP on November 24, 2009.